Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

(650 Komas Drive)

THIS AGREEMENT OF PURCHASE AND SALE (“Agreement”) is made and entered into as of the 5th day of April, 2004, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (“Seller”), and WOODBURY CORPORATION, a Utah corporation (“Buyer”), collectively, the “Parties” and individually, a “Party.”

R E C I T A L S:

This Agreement is entered into upon the basis of the following facts, understandings and intentions of the Parties:

A.                                    The University of Utah, a body politic and corporate of the State of Utah (referred to herein as the “Master Landlord” or the “University”), as landlord, and Seller’s predecessor-in-interest, Black Hawk Investment Company, a general partnership, entered into a Lease Agreement, dated September 5, 1980, as amended by each of (i) that First Amendment to Lease Agreement, dated June 7, 1982, (ii) that Second Amendment to Lease Agreement, dated September 28, 1982, (iii) that Third Addendum to Lease Agreement, dated April 9, 1987, and (iv) that Fourth Addendum to Lease Agreement, dated December 31, 1990 (collectively, the “Ground Lease”), relating to the real property which is depicted on the site plan attached hereto as Exhibit A and more particularly described in Exhibit B attached hereto and incorporated herein by this reference (the “Property”).  The tenant’s interest in and to the Ground Lease being now held by Seller.

B.                                    Seller is the owner of certain improvements described in Exhibit C attached hereto (the “Improvements”) currently located on the Property.  Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller’s right, title and interest in the Improvements, subject to the terms and conditions of the Ground Lease.

C.                                    Seller is the owner of certain personal property currently located in the Improvements as described on Exhibit D attached hereto (the “Personal Property”).

D.                                    Buyer and Seller acknowledge that there are currently no subtenants located at the Property or who have any interest in the Property or Improvements located thereon.

E.                                      Seller desires to sell the Improvements and the Personal Property to Buyer and assign all of Seller’s right, title, interest and obligations in and under the Ground Lease to Buyer, and Buyer desires to purchase the Improvements and the Personal Property from Seller and accept and assume from Seller the right, title, interest and obligations of Seller in and under the Ground Lease on the terms and conditions set forth herein.

F.                                      Buyer desires that Seller lease the Property and Improvements from Buyer, and Seller has agreed to lease the Property and Improvement from Buyer, during the period commencing on the Date of Closing (defined later) and terminating on the earlier to occur of (a) the date which is three (3) years after the Date of Closing; and (b) the date on which the Property and Improvements have been fully leased to third parties (the “Seller Leaseback Period”), pursuant to the terms and conditions of a lease agreement to be negotiated between the Parties in accordance with Section 4.5 of this Agreement as set forth in this Agreement (the “Building Lease”).

March 31, 2004

650 Komas Drive University of Utah, Research Park Salt Lake City, Utah

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises of the Parties set forth herein, the Parties agree as follows:

1.                                       AGREEMENT OF PURCHASE AND SALE; ASSIGNMENT OF GROUND LEASE.  Subject to all of the provisions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller the Improvements and the Personal Property.  Subject to all of the provisions of this Agreement, Seller agrees to assign to Buyer, and Buyer agrees to assume all of Seller’s right, title, interest and obligations in and under the Ground Lease.

2.                                       PURCHASE PRICE.

2.1                                 The Purchase Price.  The total consideration to be paid by Buyer to Seller for the Improvements and the Personal Property and the Seller’s right, title, interest and obligations in and under the Ground Lease shall be Eight Million Six Hundred Thousand Dollars ($8,600,000.00) (the “Purchase Price”).  The Purchase Price, less the Earnest Money [defined later] deposited in escrow pursuant to Section 2.2 below and plus or minus prorations as hereinafter provided, shall be paid in cash at Closing [defined later].

2.2                                 Earnest Money.

2.2.1                        Buyer shall, within twenty four (24) hours of receipt of one (1) fully-executed original of this Agreement, deposit the sum of Fifty Thousand Dollars ($50,000.00) with Escrow Holder [defined later] as earnest money to be applied against the Purchase Price at Closing.  This sum, plus sums referred to in Section 2.2.2, are referred to in this Agreement as the “Earnest Money”.  Wherever this Agreement refers to the “Earnest Money”, such reference shall be deemed to refer to the actual amount of Earnest Money deposited (or to be deposited) as the context requires.

2.2.2                        Additional Earnest Money.  Upon the expiration of the Inspection Contingency Period [defined later] (the “Additional Deposit Date”), Buyer shall deposit an additional One Hundred Thousand Dollars ($100,000.00) (the “Additional Deposit”) with Escrow Agent, such that the total Earnest Money deposited with Escrow Agent at that point shall be equal to One Fifty Hundred Thousand One Dollars ($150,000.00).  Upon the Additional Deposit Date, the entire Earnest Money Deposit and Additional Deposit shall become absolutely non-refundable to Buyer and shall be deemed fully earned by Seller (the “Non-refundable Deposit”).

2.2.3                        The Earnest Money is absolutely non-refundable except to the limited extent provided in Sections 3.1.3 (dealing with Buyer’s determination whether all conditions are satisfactory to Buyer), 3.2.6 (dealing with title), 3.4 (dealing with the estoppel certificate), 3.5 (dealing with mutual conditions precedent), 3.6 (dealing with the financing contingency), 6.4 (dealing with environmental investigations), 8 (dealing with condemnation and casualty) and in Section 10.1 of this Agreement (dealing with certain defaults of Seller).

2.2.4                        The Earnest Money shall be in the form of a check made payable to the account of the Escrow Holder in the amount of the required payment.  Escrow Holder is hereby instructed to deposit all Earnest Money in a federally-insured money market or other similar interest-bearing account, subject to immediate withdrawal, at a banking institution located in Utah or in such other financial institution as the Parties may mutually designate.  If this transaction closes, the Earnest Money, plus any interest earned thereon, shall be credited against the total Purchase Price.  If the Earnest Money is forfeited to Seller as provided by this Agreement, the Earnest Money, with any interest earned thereon, shall be paid immediately to Seller.  Wherever in this Agreement Buyer is entitled at any time to a return of the Earnest Money, the Earnest Money and any interest earned on the Earnest Money shall be immediately paid to Buyer.

2.3                                 Disbursement at Closing.  Upon the Closing, all amounts to be paid at Closing according to this Section 2, less any closing costs payable by Seller, shall be disbursed to Seller in accordance with the Seller Closing Settlement Statement [defined later].

3.                                       BUYER’S CONDITIONS PRECEDENT.  Buyer’s obligations to purchase the Improvements and the Personal Property and to assume Seller’s right, title, interest and obligations in and under the Ground Lease are conditioned upon satisfaction of the following conditions, which may be waived in writing at any time by Buyer:

3.1                                 General Conditions and Inspections.

3.1.1                        Seller shall provide, within ten (10) business days after execution of this Agreement by both Parties, the following (collectively, the “Seller’s Disclosures”): (a) copies of the Ground Lease and any amendments, assignments, modifications and letter agreements thereto, currently in effect with respect to the Property; (b) a copy of the ALTA Survey for the Property, dated January 18, 2001, revised February 14, 2001 and stamped by the engineer on February 27, 2001, prepared by Bush & Gudgell, in Seller’s possession; (c) copies of any architectural, structural, electrical and mechanical plans and/or drawings for the Improvements which are in Seller’s possession; (d) legible copies of all service contracts relative to the Property which Seller has engaged in and which are in Seller’s possession; (e) legible copies of applicable tax bills in Seller’s possession with respect to the Property; provided, however, because the Personal Property is not separated on a single tax bill, Seller shall provide property tax information regarding the Personal Property as calculated by Seller from applicable tax bills for such items; (f) an inventory list of all the Personal Property available for conveyance pursuant to the terms of this Agreement; (g) copies of any environmental reports, soils studies or related reports with respect to the Property which are in Seller’s possession; (h) copies of any warranties for the Improvements or the Personal Property which are in Seller’s possession; (i) copies of all licenses and permits, including any governmental approvals, with respect to the Property which are in Seller’s possession; and (j) copies of building operating expense statements for the last twenty-four (24) months during which Seller occupied more than seventy five percent (75%) of the building; (k) records of any building maintenance and/or installation of equipment and/or capital improvements records in Seller’s possession which may have occurred during the past three (3) years to the extent such can be separated from Seller’s general maintenance records; and (l) a statement from Seller specifying what improvements, fixtures, equipment and other personal property located on or at the Property, other than the real property interest of Master Landlord and the reversionary interest of Master Landlord under the Ground Lease, are owned by Master Landlord or any third parties.  Any items or information delivered by Seller to Buyer pursuant to this Section 3.1.1 are delivered without any representation or warranty as to accuracy or completeness thereof.  As used in this Agreement, the term “in Seller’s possession” shall mean in the files for the Property of the Seller’s Facility Manager, Bruce Lyman, as of the date of this Agreement, which files are currently located at 600 Komas Drive, Salt Lake City, Utah.

3.1.2                        During the period commencing on the date of this Agreement and terminating on the date which is thirty (30) days thereafter (the “Inspection Contingency Period”), Buyer and its agents shall (subject to obtaining Master Landlord’s approval with respect to the Property) have the right, at Buyer’s sole cost and expense, to (a) inspect the Seller’s Disclosures; (b) make such inquiries and investigations regarding the zoning and permitted uses of the Property with applicable governmental authorities, (c) make, upon not less than three (3) days’ prior notice to Seller, a physical inspection of and such other tests and inspections regarding the Improvements, Personal Property and, subject to the terms of Section 6, the Property as Buyer deems necessary and appropriate; (d) determine the suitability of the parking on the Property; (e) to update or otherwise obtain a revised survey if the survey delivered by Seller is inadequate in Buyer’s determination; (f) determine the feasibility of obtaining necessary financing within the time limits and subject to the limitations set forth in this Agreement; and (g) make such other inquiries and determinations as Buyer, in its sole discretion deemed necessary in order to be willing to acquire the Property, Personal Property and Improvements.  Buyer’s access to, and inspection of, the Property, the Improvements and Personal Property, or any of them, shall be at Buyer’s sole risk and expense and Seller shall have no responsibility therefor and such activities shall be conducted in such a manner as not to damage the Property, the Improvements or the Personal Property, or any of them, or to endanger, or otherwise constitute a nuisance to, persons or property in the vicinity of the Property, the Improvements or the Personal Property. Buyer shall immediately repair any loss or damage to the Property, the Improvements or the Personal Property, or any of them, caused by the acts or omissions of Buyer or Buyer’s agents, contractors or employees in connection with its inspection hereunder and shall indemnify, defend and hold Seller harmless from and against any and all liability, loss, damage, cost or expense (including court costs and reasonable attorney’s fees), of whatever nature and by whomever asserted, arising out of, resulting from or in any way connected with the acts or omissions of Buyer, its contractors, employees or agents in connection with Buyer’s access to, and inspection of the Property, the Improvements and/or the Personal Property hereunder other than as may relate to the discovery of any hazardous substances or other environmental liability items not caused by the acts of Buyer or its agents, employees or contractors.

3.1.3                        If Buyer determines that either the Property or Improvements are not satisfactory to Buyer, or if Buyer determines that any of the items inspected or results of inquiries made by Buyer pursuant to this Section 3.1 are unsatisfactory to Buyer, then Buyer shall so notify Seller in writing with such reasons on or before the last day of the Inspection Contingency Period.  Upon receiving such notice, Seller shall have the right, but not the obligation, to elect to cure or otherwise correct those items to which Buyer has objected pursuant to this Section 3.1.  If Seller elects to cure or otherwise correct such items, Seller shall provide Buyer with written notice of such election and a detailed plan for curing or otherwise correcting such items and specifying the time frame in which such plan shall be completed, which plan must be approved by Buyer in writing.  If Buyer approves such plan, Seller shall have the right, but not the obligation, to proceed to cure or otherwise correct such item in accordance with the plan approved by Buyer; provided, however, that Seller may deliver written notice to Buyer at any time that Seller cannot or is not willing to cure or otherwise correct those items to which Buyer has objected.  If Seller does not complete such cure or correction as and when required by the Buyer-approved plan, then this Agreement shall terminate, the Earnest Money shall be returned to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.  If Buyer fails to deliver such notice on or before expiration of the Inspection Contingency Period, Buyer shall be conclusively deemed to have waived all conditions set forth in this Section 3.1 and its right to terminate this Agreement pursuant to this Section 3.1.3.  If this Agreement is terminated for any reason following the Inspection Contingency Period, the Earnest Money shall be absolutely non-refundable except to the limited extent provided in Section 3.2.6 (dealing with title), Section 3.4 (dealing with the estoppel certificate), Section 3.5 (dealing with mutual conditions precedent), Section 3.6 (dealing with the financing contingency), Section 6.4 (dealing with environmental investigations), Section 8 of this Agreement (dealing with condemnation or casualty) and in Section 10.1 of this Agreement (dealing with certain defaults of Seller).

3.2                                 Title Commitment.

3.2.1                        Within ten (10) days following the execution of this Agreement by Buyer and Seller, Seller shall cause Landmark Title Company (“Title Insurer”) to deliver a current commitment for title insurance on the Property and the Improvements (the “Title Commitment”) to Buyer and Seller.  The Title Commitment shall show the status of title to the Property and the Improvements as of the date of such Title Commitment and shall be accompanied by legible copies of all documents referred to in such Title Commitment (the “Underlying Documents”).

3.2.2                        Buyer shall review the Title Commitment and notify Seller in writing of Buyer’s approval or disapproval of any Schedule B exception(s) shown on such Title Commitment within ten (10) days following the date on which Buyer received the Title Commitment and legible copies of all of the Underlying Documents, but in any event before the expiration of the Inspection Contingency Period.  Any exceptions to which Buyer has objected (other than the Permitted Exceptions [defined later]) shall be referred to herein as the “Disapproved Exceptions”.  Buyer’s failure to notify Seller in writing of its disapproval of any exception within such time period shall be deemed approval of such exception.

3.2.3                        If on or before Closing, Title Insurer amends the Title Commitment to add any Schedule B exception (other than the Permitted Exceptions listed in subsections (i) through (vii) and in subsections (ix) through (x) of Section 3.3 below) in addition to the Schedule B exceptions shown in such Title Commitment, as the same may have been amended by prior amendments, (an “Additional Exception”), Title Insurer shall give both Buyer and Seller written notice thereof, and Buyer shall notify Seller in writing within ten (10) days of Buyer’s receipt of such amended Title Commitment of Buyer’s approval or disapproval of any Additional Exception.  Any Additional Exception which has not been approved by Buyer as provided in this Section 3.2 shall be deemed disapproved and shall be a Disapproved Exception.  Buyer’s failure to notify Seller of its approval of any Additional Exception within such time period shall be deemed a disapproval of such Additional Exception.  Notwithstanding anything set forth herein to the contrary, if the amended Title Commitment is delivered to Buyer less than ten (10)

days before the Date of Closing, then Buyer shall be presumed to have objected to any Additional Exception unless Buyer approves in writing of such Additional Exception prior to closing and if such Additional Exception is not so approved by Buyer in writing and cannot be removed from the Title Commitment or the Title Insurer will not agree to insure against loss or damage that may be occasioned by such Additional Exception prior to closing, this Agreement shall be terminated, the Earnest Money shall be returned to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.  Any Additional Exception which has been disapproved by Buyer pursuant to the preceding sentence shall be considered a Disapproved Exception.

3.2.4                        Within five (5) days after (a) the date Seller receives notice of any Disapproved Exception; or (b) the addition of any Additional Exception, if such addition occurs less than ten (10) days prior to the Date of Closing, Seller shall notify Buyer in writing whether Seller intends to cause such Disapproved Exception or Additional Exception to be removed from the Title Commitment or cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions.  Seller shall have ten (10) days (but in no event later than seven [7] days prior to the Date of Closing) from the date of receipt of any notice of disapproval to cause such Disapproved Exceptions or any Additional Exceptions to be removed from the Title Commitment or cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions.  However, Seller shall have no obligation to cause such Disapproved Exceptions to be removed from the Title Commitment or cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions; provided, however, if Seller does not cause such Disapproved Exception or Additional Exception to be removed from the Title Commitment or cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions within seven (7) days prior to the Date of Closing, then Buyer may terminate this Agreement, and upon such termination the Earnest Money shall be returned to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.

3.2.5                        Unless Seller notifies Buyer within the time period provided in Section 3.2.4 above that Seller has caused such Disapproved Exceptions to be removed from the Title Commitment or caused the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions, Seller will conclusively be deemed to have elected not to cause such Disapproved Exceptions to be removed from such Title Commitment or to cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions.  In such event, unless Buyer shall notify Seller by the earlier to occur of (a) 12:00 p.m. on the Date of Closing or (b) within five (5) days after the earlier to occur of (i) expiration of the 10-day cure period provided in Section 3.2.4 above; or (ii) the date on which Seller notifies Buyer in writing that Seller shall not cause such Disapproved Exceptions to be removed from the Title Commitment or cause the Title Insurer to commit to insure against loss or damage that may be occasioned by such Disapproved Exceptions, that Buyer has elected to waive the Disapproved Exceptions and complete the acquisition of the Property in accordance with this Agreement, then this Agreement shall terminate, the Earnest Money shall be returned to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.

3.2.6                        If this Agreement is terminated as provided in this Section 3.2, then the Earnest Money with any interest earned thereon pursuant to Section 2.2.2, shall be returned to Buyer, less the amount of all title and escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.

3.3                                 Title Policy.  Title Insurer shall be unconditionally prepared to issue to Buyer, as of the Closing, a standard policy of title insurance for the Property and Improvements in the aggregate amount of the Purchase Price insuring the tenant leasehold interest in the Property and the fee interest in the Improvements to be vested in Buyer, subject to the Permitted Exceptions [defined later].  Buyer shall have the option to deposit with Escrow Holder (a) an ALTA survey or surveys sufficient to cause Title Insurer to issue an ALTA extended coverage policy of title insurance for the Property and Improvements and such endorsements as Buyer shall deem necessary (collectively “Buyer’s Endorsements”), and (b) all such other and further items required by Title Insurer in order to issue such ALTA extended coverage policy and Buyer’s Endorsements; provided, however, that all such items shall be at Buyer’s sole cost and expense and shall not delay the Closing; provided further, that Buyer’s inability to obtain such items shall not be a contingency to Closing, unless (i) Buyer has stated prior to the end of the Inspection Contingency Period that the surveys received from Seller are inadequate; (ii) that Buyer’s inability results from a Disapproved Exception which has not been removed from the Title Commitment or for which the Title Insurer has not insured against loss or damage resulting from such Disapproved Exception as described in Section 3.2; or (iii) that Buyer’s inability results from an objection by Buyer’s lender pursuant to which Buyer’s lender will not grant the required financing.  At Closing, Seller shall assign its right, title, interest and obligations under the Ground Lease to Buyer and convey title to the Improvements to Buyer as described in Section 5, subject to the following matters, as applicable, being hereinafter collectively referred to as the “Permitted Exceptions”: (i) private, public and utility easements approved by Buyer in accordance with Section 3.2; (ii) roads and highways, if any; (iii) real estate taxes and special taxes or assessments not due and payable on or before Closing or any installments of any special taxes or assessments not due and payable on or before Closing; (iv) rights of way approved by Buyer in accordance with Section 3.2; (v) drainage ditches, feeders, laterals, drain tile, pipes or other conduit; (vi) zoning and building laws and ordinances; (vii) all matters approved or waived by Buyer pursuant to Section 3.2 of this Agreement; (viii) all matters of record shown in the title commitment and approved or waived by Buyer pursuant to Section 3.2 herein; (ix) the terms and conditions of the Ground Lease; and (x) all matters which would be disclosed by an accurate survey or inspection of the Property and/or the Improvements.  Notwithstanding anything to the contrary above, the items referred to in subsections (i), (ii), (iv), (v) and (vii) above shall be Permitted Exceptions only if such are shown on the survey to be provided by Seller pursuant to Section 3.1.1 or indicated in the Title Commitment to be provided pursuant to Section 3.2.1 and approved or waived by Buyer pursuant to Section 3.2 or are described in the Declaration.

3.4                                 Estoppel Certificate.  Seller shall have obtained and delivered to Buyer on or before the expiration of the Inspection Contingency Period, an estoppel certificate in substantially the form attached hereto as Exhibit E (the “Estoppel Certificate”) from the Master Landlord with respect to the Ground Lease (but in no event shall such estoppel certificate be required to contain information which is not otherwise required to be provided by the Master Landlord under the Ground Lease).  If Seller has not delivered the Estoppel Certificate on or before the expiration of the Inspection Contingency Period, then this Agreement shall be deemed terminated as of the expiration of the Inspection Contingency Period in accordance with this Section 3.4; provided, however, that Seller shall have the right, on or before the expiration of the Inspection Contingency Period, at Seller’s option and in Seller’s sole discretion, to represent and warrant to Buyer the matters set forth in the Estoppel Certificate, in which event this Agreement shall remain in full force and effect and subject to the terms and conditions of this Agreement the Parties shall proceed to close the transaction contemplated by this Agreement on the Date of Closing.  Seller agrees to indemnify Buyer from and against any liability, claims, damages, expenses (including reasonable attorneys’ fees), judgments, proceedings and causes of action to the extent arising from a misrepresentation by Seller concerning the matters set forth in Seller’s representations and warranties pursuant to this Section 3.4.  Notwithstanding the foregoing, Seller’s representation and warranty described above (including any indemnification obligation of Seller in connection therewith) shall only be in effect until such time as Seller delivers to Buyer the Estoppel Certificate setting forth the matters represented and warranted by Seller.  At the Date of Closing, Seller shall represent and warrant the following to Buyer: (a) all rent and other payments accrued and owing under the Ground Lease are current, except for those amounts which have been agreed to between the Parties in connection with the prorations under this Agreement; (b) to Seller’s actual knowledge, there has been no material change in the facts set forth in the Estoppel Certificate during the period between the date such Estoppel Certificate was signed and the Date of Closing.

3.5                                 Mutual Conditions Precedent.  Each of the conditions set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 shall be conditions precedent to the Buyer’s obligations under this Agreement, and the Buyer shall have the right to terminate this Agreement if any of those conditions are not satisfied within the time limits set forth in such sections.  If Buyer terminates this Agreement pursuant to this Section 3.5, the Earnest Money, with any interest earned thereon pursuant to Section 2.2.2, shall be returned to Buyer, less the amount of all title and escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.

3.6                                 Financing Contingency. During the period commencing on the date of this Agreement and expiring thirty (30) days after execution of the Building Lease (the “Financing Contingency Period”), Buyer shall use commercially reasonable efforts and good faith to obtain from a lender a commitment to loan Buyer funds on terms acceptable to Buyer, in Buyer’s sole discretion, and sufficient to consummate the transactions contemplated by this Agreement (“Financing”).  In no event shall Buyer seek Financing for more than seventy five percent (75%) of the sum of the following: (i) the Purchase Price; plus (ii) any reasonable fees incurred by Buyer in obtaining the Financing.  Notwithstanding the foregoing, Buyer agrees to accept (70%) and notify Seller promptly if Buyer receives notice from a lender that such lender is not willing to commit to loan Buyer the funds necessary to consummate this transaction on terms acceptable to Buyer.  Buyer shall notify Seller when Buyer receives an acceptable financing commitment; however, if Buyer has not notified Seller on or before the expiration of the Financing Contingency Period that acceptable financing has been obtained, then this Agreement shall terminate on the expiration of the Financing Contingency Period unless Buyer waives in writing said Financing contingency.  If this Agreement is terminated pursuant to this Section 3.6, then the Earnest Money shall be returned to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8, and the Parties shall have no further rights, obligations or liability hereunder, except as may be otherwise expressly provided herein.

3.7                                 Failure of a Condition.  Except as set forth herein, the Parties do not guaranty, warrant or represent that any of the conditions set forth in this Section 3 shall be or can be satisfied and neither Party shall incur liability or expense in connection with the other Party’s ability or inability to satisfy any of such conditions, nor shall either Party be obligated to take any action.  Each Party agrees that any expenditure, commitment or other action taken by it pursuant to this Agreement, or otherwise in contemplation of the Closing, is taken at such Party’s own risk, and that no such expenditure, commitment or action shall obligate such Party to incur any liability to the other Party or any third party, against which liability such Party expressly indemnifies the other Party.

4.                                       SELLER’S CONDITIONS PRECEDENT.  Seller’s obligations to sell the Improvements and Personal Property to Buyer and to assign the Seller’s right, title, interest and obligations under the Ground Lease to Buyer are conditioned upon satisfaction of the following conditions, which may be waived in writing at any time by Seller:

4.1                                 Consents.  Subject to the terms of this Section 4.1, on or before the date which is thirty (30) days prior to the Date of Closing (the “Consent Date”) (provided Buyer and Seller have elected to proceed toward Closing), Seller shall have obtained all consents required to consummate this transaction from (a) the Master Landlord under the Ground Lease, and (b) Seller’s lenders holding liens on the Improvements and Personal Property and/or on the Seller’s leasehold interest under the Ground Lease, including, without limitation, required consents from Foothill Capital Corporation (“Foothill”), including, without limitation, (i) consents to any agreements between Seller and Buyer to which Foothill would become subject upon any foreclosure of Seller’s interest in adjacent properties within the University of Utah Research Park; (ii) subordination of Foothill’s liens to any agreements that will be recorded between Buyer and Seller in connection with this transaction; and (iii) all appropriate documentation and agreements necessary to release all Foothill liens on the Property, Improvements and Personal Property and on Seller’s leasehold interest under the Ground Lease.  Seller agrees to use commercially reasonable efforts and act in good faith in obtaining such Consents.  Notwithstanding the foregoing, Buyer and Seller agree that if Buyer, Seller and any necessary third parties have not agreed to final forms of all documents and/or agreements to which Seller’s lenders would be required to consent, or for which Seller will require Seller’s lenders’ consent, then the Consent Date shall be extended to the date which is fifteen (15) days following the date on which (x) final forms of all such documents and agreements have been agreed to by Buyer, Seller and any necessary third parties; and (y) Seller’s lenders have received copies of the final forms of all such documents and agreements.  Buyer and Seller agree to negotiate in good faith to agree to the final form of any such documents and/or agreements in a timely manner.  Buyer and Seller acknowledge and agree that any extension of the Consent Date pursuant to this Section 4.1 shall not be deemed a Seller delay under Section 5.1.

4.2                                 Utility Agreement Regarding Electricity.  On or before the Date of Closing, Buyer and Seller, and to the extent the Parties deem necessary Utah Power, shall have agreed, in writing, to a pass-through by Seller to Buyer of costs for electricity supplied by Seller to the Improvements and, upon termination of the Building Lease, a separation, including separate metering, by Utah Power of any electrical facilities servicing the Property from the electrical facilities servicing other property owned and/or controlled by Seller in the vicinity of the Property.  Buyer and Seller agree to negotiate in good faith to complete this agreement in a timely manner.

4.3                                 Nonsegregable Water Agreement.  On or before the Date of Closing, Buyer and Seller shall have agreed in writing to a mutually acceptable cost sharing arrangement for nonsegregable items, if any, on the Property, including, without limitation, the landscape water usage and an agreement regarding separation of such nonsegregated items at such time as the Parties deem necessary.  Buyer and Seller agree to negotiate in good faith to complete this agreement in a timely manner.

4.4                                 Amendment to Declaration.  On or before the Date of Closing, the Seller shall have obtained an amendment to that certain Declaration of Easements, dated December 27, 2002, and recorded December 27, 2002 as Entry No. 8474712, in the official records of the Salt Lake County Recorder’s office, as amended (“Declaration”), in recordable form, approved and executed by Seller, KP Arapeen, LC, a Utah limited liability company (“KP”), Master Landlord and Buyer, in a form reasonably acceptable to Buyer and Seller, allowing Buyer the right to use common areas on the property currently being leased to Seller and KP by Master Landlord and located adjacent to the Property, including, without limitation, driveways, sidewalks and parking areas, for purposes of pedestrian and vehicular ingress and egress to and from the Property, and for servicing the Improvements and any other improvement related to the Property, including utility conduits and related improvements and allowing Seller the right to use common areas on the Property, including, without limitation, driveways, sidewalks and parking areas, for purposes of pedestrian and vehicular ingress and egress to and from the Seller’s improvements located adjacent to the Property, for servicing Seller’s other improvements, including utility conduits and related improvements.

4.5                                 Building Lease.  On or before the expiration of the Inspection Contingency Period, Buyer and Seller shall have mutually agreed, and Seller’s lenders and any other necessary third parties shall have consented to, the Building Lease, which shall be in form and substance reasonably acceptable to Buyer and Seller.

4.6                                 Buyer Fulfilling Obligations.  Buyer shall have fulfilled, on or before the Date of Closing, all of its obligations under this Agreement, including, without limitation, the payment of the Purchase Price.

If any of the foregoing conditions are not satisfied, as determined by Seller in its sole and absolute discretion, Seller shall have the right to terminate this Agreement.  If Seller terminates this Agreement under Sections 4.1, 4.2, 4.3, 4.4 or 4.5, the Earnest Money shall be returned to Buyer and neither of the Parties shall have further obligations to the other, except as otherwise set forth in this Agreement.  If Buyer has not terminated this Agreement pursuant to Section 3 and Seller terminates this Agreement pursuant to Section 4.6, Seller shall be entitled to receive the Earnest Money as liquidated damages pursuant to the terms of Section 10 of this Agreement.

5.                                       CLOSING.

5.1                                 Date of Closing.  Notwithstanding anything contained in this Agreement to the contrary, the Closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the office of the Escrow Holder on or before the earlier to occur of the following: (a) the date which is thirty (30) days following expiration of the Inspection Contingency Period; (b) upon such other date prior thereto as the Parties agree; or (c) June 25, 2004; provided, however, if the Closing is delayed solely as a result the actions of Seller (other than Seller’s election not to Close this transaction for reasons allowed under this Agreement), the Date of Closing shall be extended one (1) day for each day of such delay caused solely by Seller; provided, however, that if the Date of Closing is delayed solely by Seller for more than thirty (30) days beyond the date set forth in subsection (a) above, then Buyer shall have the right to terminate this Agreement.  The date on which this transaction is scheduled to close pursuant to this Section 5.1 is sometimes referred to in this Agreement as the “Date of Closing”.

5.2                                 Escrow Closing.  The Parties have established, or immediately after execution of this Agreement shall establish, an escrow with Landmark Title Company, at 675 East 2100 South, Suite 200, Salt Lake, Utah, Attn: Jeff Jensen, or at such other office of Landmark Title Company designated by Seller (“Escrow Holder”), and Escrow Holder is hereby engaged to administer the escrow.  By accepting this escrow, Escrow Holder agrees to the terms of this Agreement as they relate to the duties of Escrow Holder and that there shall be no escrow or title cancellation fees payable by either Buyer or Seller if this transaction fails to close for any reason other than the default of Buyer or Seller. This Agreement constitutes escrow instructions to the Escrow Holder and a copy shall be deposited with Escrow Holder for this purpose.  Should Escrow Holder require the execution of its standard form printed escrow instructions, Buyer and Seller agree to execute same; provided, however, that any such instructions shall be construed as applying only to Escrow Holder’s engagement and shall be auxiliary to this Agreement.  If there are conflicts between the terms of this Agreement and the terms of the escrow instructions, the terms of this Agreement shall control.

5.3                                 Seller’s Obligations.  At Closing, Seller shall undertake the following:

5.3.1                        Deed.  Execute, acknowledge, and deliver to Escrow Holder a Special Warranty Deed with respect to the Improvements in substantially the form attached hereto as Exhibit F (the “Deed”), duly signed and acknowledged by Seller, conveying the Improvements to Buyer (subject to the rights of the Master Landlord under the Ground Lease) free and clear of all encumbrances other than those items set forth in the Deed, including, without limitation, the Permitted Exceptions, or such items set forth in the Permitted Exceptions as may be applicable to the Improvements.

5.3.2                        Assignment of Lease.  Execute, acknowledge, and deliver to Escrow Holder an Assignment of Lease with respect to the Ground Lease, in substantially the form attached hereto as Exhibit G (the “Assignment”), duly signed and acknowledged by Seller, assigning the Seller’s right, title, interest and obligations under the Ground Lease, free and clear of all encumbrances other than those items set forth in the Assignment, including, without limitation, the Permitted Exceptions, or such items set forth in the Permitted Exceptions as may be applicable to the Ground Lease.

5.3.3                        Non-Foreign Affidavit.  Execute and deliver to Escrow Holder a certificate of non-foreign status in accordance with Section 1445 of the U.S. Internal Revenue Code.

5.3.4                        Possession.  Upon compliance by Buyer with all the terms and conditions of this Agreement to be performed by Buyer, deliver possession of the Improvements and the Personal Property to Buyer, subject to the terms and conditions of the Ground Lease and the Building Lease.  During the term of this Agreement, Seller agrees to maintain the exterior landscaping and the Improvements (including equipment located therein) and Personal Property such that they all shall be delivered to Seller in as good condition as existed at the expiration of the Inspection Contingency Period, taking into account seasonal conditions as may be related to landscaping, and subject to the terms and conditions of Section 8.

5.3.5                        Bill of Sale.  Execute and deliver to Escrow Holder a Bill of Sale in substantially the form attached hereto as Exhibit H, conveying the Personal Property subject to the exceptions and limitations set forth in such Bill of Sale.

5.3.6                        Title Insurance.  Cause Title Insurer to be unconditionally prepared to issue to Buyer a standard policy of title insurance (the “Title Policy”), dated as of the Date of Closing, on the standard form in an insured amount equal to the Purchase Price, insuring that the tenant’s leasehold interest in the Ground Lease and the title to the Improvements are vested in Buyer subject to the Permitted Exceptions.

5.3.7                        Update of Estoppel Certificate.  Execute and deliver to Escrow Holder a representation and warranty from Seller stating that, to Seller’s knowledge: (a) all rent and other payments accrued and owing under the Ground Lease are current, except for those amounts which have been agreed to between the Parties in connection with the prorations under this Agreement; and (b) to Seller’s actual knowledge, there has been no material change in the facts set forth in the Estoppel Certificate during the date such Estoppel Certificate was signed and the Date of Closing.  As used in this Agreement, the term “to Seller’s knowledge” shall mean to the current actual knowledge of Bruce Lyman, Seller’s Facilities Manager, without any duty of further investigation or inquiry.

5.3.8                        Operations Manuals and Other Documents.  Deliver to Buyer all operations manuals and other documentation, including any warranties, in Seller’s possession with respect to the Improvements, the Personal Property and any equipment located within the Improvements.

5.3.9                        Building Lease.  Execute and deliver to Escrow Holder the Building Lease in accordance with the terms and conditions of this Agreement.

5.3.10                  Additional Documents.  Execute, acknowledge as appropriate, and deliver to Escrow Holder such other documents as may be necessary or appropriate to consummate this transaction in accordance with the terms of this Agreement.

5.4                                 Buyer’s Obligations.  At Closing, Buyer shall undertake the following:

5.4.1                        Payment of Purchase Price.  Pay to Escrow Holder, in cash or by wire transfer of ready funds, for disbursement pursuant to Section 2.3 above, the balance of the Purchase Price.

5.4.2                        Assignment.  Execute, acknowledge and deliver to Escrow Holder the Assignment in substantially the form attached hereto as Exhibit G, duly signed and acknowledged by Buyer.

5.4.3                        Building Lease.  Execute and deliver to Escrow Holder the Building Lease in accordance with the terms and conditions of this Agreement.

5.4.4                        Additional Documents.  Execute, acknowledge as appropriate, and deliver to Escrow Holder such other documents as may be necessary or appropriate to consummate this transaction in accordance with the terms of this Agreement.

5.5                                 Prorations.

5.5.1                        Prorations.  General and special real estate and other ad valorem taxes and assessments (“Taxes”), and charges for utilities and related common area charges with respect to the Property, the Improvements and/or the Personal Property, if any, and any accrued but unpaid amounts due and owing under the Ground Lease (collectively, the “Charges”) shall be prorated as of the Date of Closing based upon the most recently ascertainable amounts of each such item.  Buyer and Seller agree that the proration of Taxes and the Charges shall be adjusted as between Buyer and Seller within a reasonable time after the exact amount of Taxes and the Charges for proration purposes is ascertained, and this obligation to adjust the proration of Taxes and the Charges shall survive the Closing.

5.5.2                        Basis of Prorations.  All prorations and/or adjustments called for in this Agreement will be made on the basis of the actual days within the period being prorated unless otherwise specifically agreed in writing by Seller and Buyer.

5.5.3                        Payments and Disbursements to Be Handled through the Escrow.  The various charges, credits and prorations contemplated by this Agreement will be handled by Escrow Holder through the escrow by appropriate charges and credits to Buyer and Seller and will be reflected in the Seller Closing Settlement Statement [defined later] or the Buyer Closing Settlement Statement [defined later], as appropriate.  All amounts payable pursuant to this Agreement will be paid to Escrow Holder for disposition through the escrow.  Escrow Holder is authorized to make all disbursements to the Parties and to third parties contemplated by this Agreement from funds deposited for those purposes, as necessary or appropriate to close this transaction and as set forth in the Seller Closing Settlement Statement and the Buyer Closing Settlement Statement.

5.5.4                        Closing Statements.  Prior to Closing, Escrow Holder will prepare separate closing settlement statements for Seller and Buyer, reflecting the various charges, prorations and credits applicable to such Party, as provided in this Agreement, and provide Seller with a copy of Seller’s closing settlement statement and Buyer with a copy of Buyer’s closing settlement statement.  Prior to Closing, Seller shall have the right to review and approve its closing settlement statement to insure that such settlement statement conforms to the terms of this Agreement, and the settlement statement for Seller, as approved by Seller, is referred to in this Agreement as the “Seller Closing Settlement Statement”.  Prior to Closing, Buyer shall have the right to review and approve its closing settlement statement to insure that such settlement statement conforms to the terms of this Agreement, and the settlement statement for Buyer, as approved by Buyer, is referred to in this Agreement as the “Buyer Closing Settlement Statement”.

5.6                                 Seller’s Costs.  Seller shall pay:

5.6.1                        One-half (½) of the escrow fees and Declaration recording fees.

5.6.2                        All transfer taxes or fees, sales taxes, stamp taxes, and excise taxes, if any.

5.6.3                        The fees and expenses of Seller’s attorneys, accountants, engineers, consultants and designated representatives.

5.6.4                        The cost for the standard title policy premium for the title policy described in Section 3 (excluding the cost of any extended coverage elected by Buyer, Buyer’s Endorsements or additional coverages elected by Buyer).

5.7                                 Buyer’s Costs.  Buyer shall pay:

5.7.1                        All recording fees for Deed and Assignment of Leases and any documents required for Buyer’s Financing.

5.7.2                        One-half (½) of the escrow fees and Declaration recording fees.

5.7.3                        The cost of all title insurance premiums for extended coverage, Buyer’s Endorsements or additional coverages requested by Buyer, including, the ALTA extended coverage portion of any title policy premiums, if any, and any costs associated with any new survey or updated survey.

5.7.4                        The fees and expenses of Buyer’s attorneys, accountants, agents and designated representatives.

5.8                                 Escrow Cancellation Charges.  If the escrow fails to close because of Seller’s default, or if Seller is unable to deliver the Estoppel Certificate and as a result this Agreement is terminated as provided herein, Seller shall be liable for all customary escrow and title cancellation charges.  If the escrow fails to close because of Buyer’s default, Buyer shall be liable for all customary escrow and title cancellation charges.  If the escrow fails to close for any other reason, Seller and Buyer shall not be liable for any escrow and title cancellation charges pursuant to the provisions of Section 5.2.

5.9                                 IRS Reporting at Closing.  Escrow Holder agrees to be the designated “reporting person” under § 6045(e) of the U.S. Internal Revenue Code with respect to the real estate transaction described in this Agreement and to prepare, file and deliver such information, returns and statements as the U.S. Treasury Department may require by regulations or forms in connection therewith, including Form 1099-B.

6.                                       CONDITION OF PROPERTY AND IMPROVEMENTS.

6.1                                 Parties in Possession.  Except as otherwise set forth herein, and subject to the terms and conditions of the Ground Lease, Seller hereby represents and warrants, as of the date of this Agreement and as of the Date of Closing, there are no third parties in possession of the Improvements or any part thereof who claim or may rightfully claim by, through or under Seller any continued right to occupy or use the Improvements subsequent to the Date of Closing, and no third party has been granted any lease, license or other right relating to the use or possession of the Property after the Date of Closing, except as may specifically be provided for in agreements of record, or in this Agreement.

6.2                                 Representations of Seller.  Seller hereby makes the following representations to Buyer regarding the Property all of which representations shall be deemed remade as of Closing.  Seller’s representations set forth in this Section 6.2 shall only be as of the Closing and Buyer shall have the right to make a claim for Seller’s breach of these representations only during the 12-month period following the Date of Closing, unless otherwise provided for herein.

6.2.1                        Building code violations, zoning and structure.  Except as otherwise disclosed to Buyer by Seller on or before the expiration of the Inspection Contingency Period, as of the date of this Agreement, (i) to Seller’s knowledge, Seller is not aware of and has received no building code violation notices with respect to the Property; and (ii) to Seller’s knowledge, Seller is not aware of and has received no notices of any action or governmental proceeding in eminent domain, or for zoning change, which would affect the Property; and (iii) to Seller’s knowledge no structural problems exist with respect to the Improvements.

6.2.2                        Service Contracts.  Except as have been disclosed to Buyer prior to the expiration of the Inspection Contingency Period there are no maintenance, advertising, management, leasing, employment, or service contracts affecting the Property that will be in effect after the Closing unless expressly assumed in writing by Buyer.  Otherwise, Seller shall terminate any such employment or other contracts not expressly assumed by Buyer at or prior to Closing.

6.2.3                        Seller Authority.  That (i) Seller has the capacity and authority to enter into and carry out this Agreement and the transactions contemplated hereby and Seller will provide Buyer at Closing with copies of board resolutions and the appropriate lender’s consents, if required, authorizing and consenting to the sale of the Property; and (ii) to Seller’s knowledge, no third party has any right, to purchase all or any part of the Property.

6.2.4                        Encumbrances.  Except as expressly set forth herein, between the date of this Agreement and the Closing, Seller shall not further encumber the Property or any of the Improvements or personal property and Seller shall not voluntarily create any exception to the title to the Property other than the Declaration as provided for herein; provided, however, that (a) Seller shall have the right to allow monetary liens or any other monetary encumbrances to be recorded against the Property prior to Closing or to allow liens to be recorded against the Property as a result of work or materials furnished on the Property for or on behalf of Seller prior to Closing, provided Seller removes such liens or encumbrances at Sellers’ sole cost on or before Closing; and (b) Seller shall have the right to record or cause to be recorded such documents and to take such action as Seller or Seller’s lenders may deem necessary or appropriate in connection with the restructuring or replacement of Seller’s current credit facility with Foothill Capital Corporation.

6.2.5                        Pending Actions.  Except as otherwise disclosed to Buyer by Seller on or before the expiration of the Inspection Contingency Period, to Seller’s knowledge, as of the date hereof, there is no suit action, arbitration or legal or other proceeding or governmental investigation pending which materially or adversely affects the Property.

6.2.6                        Hazardous Substances.  Except as otherwise disclosed to Buyer by Seller on or before the expiration of the Inspection Contingency Period, to Seller’s knowledge, no Hazardous Material is or has been released, located, stored or disposed of on, under or at the Property or Improvements, except in accordance with applicable laws, rules, and ordinances.

As used in this Section 6.2, the term “Seller’s knowledge”, and similar terms, shall mean to the actual knowledge of James T. Oyler, Seller’s CEO, and Bruce Lyman, Seller’s Facilities Manager, after reasonable inquiry of Seller’s existing senior executive officers.  If Buyer determines within the 12-month period described above, that Seller intentionally misrepresented any matter set forth in this Section 6.2 of which Buyer was not aware (either through Buyer’s due diligence efforts or otherwise) prior to Closing of this transaction, then Buyer shall have the right to seek Buyer’s actual damages (excluding consequential and any other unforeseeable damages) resulting from such misrepresentation; provided, however, that in no event shall Buyer be entitled to rescind or otherwise seek a rescission of this Agreement after Closing.

6.3                                 No Representations.  Except for the express representations and warranties contained in this Agreement, Buyer hereby affirms that Seller, its agents, employees and/or attorneys have not made, nor has Buyer relied upon, any representation, warranty, or promise with respect to the Property, the Improvements, the Personal Property, the Ground Lease or any other subject matter of this Agreement except as expressly set forth in this Agreement, including, without limitation, any warranties or representations, expressed or implied, as to (a) the accuracy of any survey, soils report or other plan or report with respect to the Property or the Improvements; or (b) the physical condition of the Personal Property.  Without limiting the generality of the foregoing, except as set forth in this Agreement, Buyer is purchasing the Improvements and the Personal Property, and is assuming the Ground Lease from Seller, in an “AS IS” “WHERE IS” CONDITION, SUBJECT TO “ALL FAULTS,” INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS.  EXCEPT AS MAY RELATE TO ANY MISREPRESENTATIONS BY SELLER CONTAINED IN THIS AGREEMENT, BUYER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION AND USE OF THE PROPERTY, THE IMPROVEMENTS OR THE PERSONAL PROPERTY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Seller’s Initials:	Buyer’s Initials:

Buyer acknowledges that it will inspect the Property, Improvements and Personal Property and otherwise undertake to perform investigations of the Property, Improvements, Personal Property, Ground Lease in accordance with this Agreement, and subject to the terms of this Agreement, Buyer shall purchase the Improvements and the Personal Property and to assume the Ground Lease without adjustment to or offset against the Purchase Price.

6.4                                 Environmental Due Diligence.

6.4.1                        Buyer shall have the right, but not the obligation, to perform such environmental due diligence with respect to the Property as the Master Landlord permits during the Inspection Contingency Period.  If Buyer desires to perform environmental due diligence with respect to the Property or Improvements, or either of them, or conduct any tests or cause the surface of the ground to be penetrated in any manner for any purpose (such as soils tests, etc.), it shall first inform Seller and the Master Landlord of such desire in writing.  Thereafter, Buyer, Seller and the Master Landlord, shall meet to discuss how and when such inspection shall be undertaken or if such inspection is acceptable to Seller and the Master Landlord.  Such environmental inspections shall be performed by an individual or firm professionally licensed to perform such inspections in the State of Utah (“Inspector”).  The Inspector shall be informed that it is employed or otherwise engaged by Seller, the Master Landlord and Buyer, notwithstanding the fact that Buyer shall be solely obligated to pay the Inspector’s fees and costs; provided, however, that Seller and/or Master Landlord may not request any information increasing the cost of Buyer’s requested report.  The results of Buyer’s inspections, if any, relating to Hazardous Materials, shall be initially orally reported to Buyer, Seller and the Master Landlord by the Inspector.  Either Party may terminate this Agreement as a result of such oral reports indicating the actual or probable presence of Hazardous Materials on, under or in area of the Property within five (5) days of each such report, in which case the Earnest Money will be refunded to Buyer, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8.  If this Agreement is not so terminated, such reports shall be reduced to writing and marked “draft.”  Buyer shall deliver to Seller and the Master Landlord as soon as they are made available to Buyer, copies of all reports and analyses prepared or used in connection with Buyer’s environmental inspection of the Property.  All studies, data, reports, analyses, writings and communications, including any environmental studies or reports, shall be generated by the Inspector for the use of Buyer’s, Seller’s and the Master Landlord’s attorneys and, to the fullest extent permitted by law, shall be the work product of Buyer’s, Seller’s and the Master Landlord’s respective attorneys and shall constitute confidential, attorney-client communications and each Party shall use its best efforts to ensure that such confidence and privilege is maintained.

6.4.2                        For purposes of this Agreement, “Hazardous Materials” means any substance or material which is defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous wastes”, “restricted hazardous waste”, “toxic substances”, or “known to cause cancer or reproductive toxicity” (or words of similar import), petroleum products (including crude oil or any fraction thereof) or any other chemical, substance or material which is prohibited, limited or regulated under any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law, or treaty now or hereafter in force regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health or safety, the environment or natural resources.

6.5                                 Environmental Release. Buyer expressly assumes the risk that any Hazardous Material is or hereafter may be located on the Property or Improvements.  EXCEPT TO THE EXTENT THE SAME MAY BE AS A RESULT OF THE SOLE ACT OF SELLER, BUYER HEREBY FOREVER RELEASES AND DISCHARGES SELLER AND ANY SUBSIDIARY OR AFFILIATE OF SELLER, THEIR DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS, FROM AND AGAINST ANY AND ALL JUDGMENTS, CLAIMS, EXPENSES (INCLUDING ATTORNEYS’ AND OTHER CONSULTANTS’ REASONABLE FEES AND COSTS), CAUSES OF ACTION, DAMAGES, LIABILITIES, INCLUDING WITHOUT LIMITATION, (A) ALL FORESEEABLE AND ALL UNFORESEEABLE CONSEQUENTIAL DAMAGES, DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, STORAGE, DISPOSAL, RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS ON THE PROPERTY AND/OR IMPROVEMENTS AND (B) THE COST OF ANY REASONABLY NECESSARY INVESTIGATION, REPAIR, CLEANUP, REMEDIATION OR DETOXIFICATION OF THE PROPERTY AND/OR IMPROVEMENTS AND OTHER AFFECTED PROPERTY AND THE PREPARATION OF ANY CORRECTIVE ACTION, CLOSURE OR OTHER REQUIRED PLANS OR REPORTS TO THE FULL EXTENT THAT SUCH ACTIONS ARE ALLEGED TO BE

ATTRIBUTABLE, DIRECTLY OR INDIRECTLY, TO THE PRESENCE OR USE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, OR DISPOSAL OF HAZARDOUS MATERIALS BY ANY PERSON AND RELATE TO OR INVOLVE THE PROPERTY AND/OR IMPROVEMENTS.

Seller’s Initials:	Buyer’s Initials:

7.                                       COMMISSIONS.  Seller represents that it has not entered into any contracts with any brokers or finders nor has obligated itself to pay any real estate commissions or finders’ fees on account of the execution of this Agreement or the close of the transaction contemplated hereby, except for NAI Utah Commercial Real Estate, which Seller shall pay a commission pursuant to a separate agreement, which separate agreement reflects that such commission is to be paid at a rate of four percent (4%) of Seven Million Three Hundred Seventy One Thousand Dollars ($7,371,000.00).  Buyer represents that it has not entered into any contracts with any brokers or finders nor has Buyer obligated itself to pay any real estate commissions or finders’ fees on account of the execution of this Agreement or the close of the transaction contemplated hereby, except Woodbury Corporation, who shall look solely to NAI Utah Commercial Real Estate for payment of any commission due to Woodbury Corporation in connection with this transaction.  Based on such representations, Buyer and Seller hereby agree to indemnify, defend and hold each other harmless from any claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys’ fees in defending the same) which arise on account of any claim made by any person or entity, other than as identified above, for commissions or finders’ fees with respect to the transaction contemplated hereby due to the breach of any of the representations and warranties made by the indemnifying Party in this Section 7.  This indemnification shall survive the Closing or the cancellation and termination of this Agreement.

8.                                       CONDEMNATION, DAMAGE OR DESTRUCTION.

8.1                                 Condemnation.  If during the term of this Agreement and prior to Closing, any entity having the power of condemnation initiates proceedings to acquire by condemnation any portion of or interest in the Property or the Improvements (a “Taking”), then either Party shall have the right to terminate this Agreement by written notice (“Taking Notice”) to the other Party given prior to the earlier of (a) thirty (30) days following the date notice of such proceeding is given to Seller by either the Master Landlord or the entity initiating such proceeding or (b) the Date of Closing; and Buyer shall be entitled to the return of the Earnest Money, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8.  If either (i) a Taking occurs and no Taking Notice is given prior to the applicable date, or (ii) the Taking is not of a nature as to create a right in either Party to terminate this Agreement, this Agreement shall not terminate nor shall the Purchase Price be reduced, but such proceeding and any condemnation relating thereto shall constitute a Permitted Exception and Seller shall assign to Buyer at Closing any and all rights Seller may have in such proceeding and any condemnation award relating thereto.

8.2                                 Casualty.  If, during the term of this Agreement and prior to Closing, the Property or any of the Improvements located thereon is damaged by fire or other casualty (a “Casualty Event”) which Casualty Event cannot be completely repaired or replaced by Seller prior to Closing, this Agreement shall be deemed terminated as of the date of such Casualty Event unless Buyer shall elect in writing (the “Casualty Notice”) to accept the Property subject to the damage caused by such Casualty Event, such written notice to be given prior to the earlier to occur of (a) thirty (30) days after such Casualty Event or (b) the Date of Closing; and Buyer shall be entitled to a return of the Earnest Money, less the amount of all escrow cancellation fees, if any, payable by Buyer pursuant to Section 5.8.  If the Casualty Event is not of a nature as to create a right in either Party to terminate this Agreement, this Agreement shall not terminate and the Purchase Price shall not be reduced, but Seller shall, at the Closing and at Seller’s sole and exclusive option and subject to the rights, title, interests and obligations of the Master Landlord under the Ground Lease either (x) assign to Buyer all Seller’s right, title and interest in and to any insurance proceeds with respect to such Casualty Event, or (y) pay to Buyer any proceeds actually received by Seller with respect to such Casualty Event.

Except as described above, all other risk of loss due to damage or destruction of the Improvements or the Personal Property prior to Closing shall be borne by Seller.

9.                                       NOTICES.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be given by (a) established express delivery service which maintains delivery records, (b) hand delivery, or (c) certified or registered mail, postage prepaid, return receipt requested, to the Parties at the following addresses, or at such other address as the Parties may designate by written notice in the above manner:

To Seller:	With a copy to:

EVANS & SUTHERLAND 600 Komas Salt Lake City, Utah 84108 Attention: Bruce Lyman Fax No.: (801) 588-4517	SNELL & WILMER, L.L.P. 15 West South Temple Suite 1200 Salt Lake City, Utah 84101 Attention: W. Brian Hulse, Esq. Fax No.: (801) 257-1800
To Buyer:

WOODBURY CORPORATION 2733 East Parleys Way, Suite 300 Salt Lake City, Utah 84109-1662 Attn: W. Richards Woodbury Fax No.: (801) 485-0209

Communications may also be given by fax, provided the communication is concurrently given by one of the above methods.  Notices are effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of the recipient’s failure to provide a reasonable means for accomplishing delivery.

10.                                 DEFAULT.

10.1                           Seller’s Default.  IF SELLER SHALL DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT FOR ANY REASON, THEN BUYER, AS ITS SOLE AND EXCLUSIVE REMEDY AND RIGHT TO DAMAGES AS A RESULT OF SELLER’S DEFAULT, SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT, RECEIVE THE IMMEDIATE REFUND OF THE EARNEST MONEY DEPOSITED BY BUYER, AND DAMAGES IN AN AMOUNT EQUAL TO THE LESSER OF: (A) BUYER’S ACTUAL OUT-OF-POCKET COST AND EXPENSE IN PERFORMING BUYER’S DUE DILIGENCE WITH RESPECT TO THE PROPERTY AND IMPROVEMENTS AND IN OBTAINING FINANCING; OR (B) $50,000.00, TO COMPENSATE BUYER FOR ITS COSTS OF PERFORMING DUE

DILIGENCE AND SELLER SHALL BE RESPONSIBLE FOR ALL COSTS OF ESCROW, IF ANY.  NOTWITHSTANDING THE FOREGOING, IF SELLER INTENTIONALLY DEFAULTS UNDER THIS AGREEMENT FOR THE SOLE PURPOSE OF SELLING THE PROPERTY TO A THIRD PARTY FOR A HIGHER PURCHASE PRICE, THEN BUYER SHALL BE ENTITLED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT.  EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, BUYER WAIVES ALL RIGHTS AND REMEDIES BUYER OTHERWISE MAY HAVE BY LAW TO SPECIFICALLY ENFORCE THIS AGREEMENT.

Seller’s Initials:	Buyer’s Initials:

10.2                           Buyer’s Default.  IF BUYER SHALL DEFAULT IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS (WHICH DEFAULT SHALL INCLUDE BUYER’S FAILURE TO TIMELY CLOSE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AFTER SELLER HAS TENDERED PERFORMANCE OF ITS OBLIGATIONS HEREUNDER) UNDER THIS AGREEMENT, THEN SELLER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY TO TERMINATE THIS AGREEMENT AND RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES.

Seller’s Initials:	Buyer’s Initials:

11.                                 ATTORNEYS’ FEES.  If a Party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing Party in such action shall have the right to recover reasonable attorneys’ fees and costs from the other Party to be fixed by the court in the same action.  The term “legal proceedings” as used above shall be deemed to include appeals from a lower court judgment and it shall include proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters.  The term “prevailing Party” as used above in reference to proceedings in the Federal Bankruptcy Court shall be deemed to mean the prevailing Party in any adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights in the Property, the Improvements, the Ground Leases and the terms of this Agreement.  The phrase “prevailing Party” in the context of proceedings in any court other than the Federal Bankruptcy court shall mean the Party that prevails in obtaining the remedy or relief sought; so that, for example, the prevailing Party may be a Party which is ordered to pay $100.00 where the obligation to pay $80.00 was undisputed and the claiming Party alleged that it was entitled to $1,000.00.

12.                                 SURVIVAL.  The indemnity agreements contained in Sections 3, 7, and 13 of this Agreement shall survive any expiration or termination of this Agreement and shall not merge into any deed or other instruments delivered and accepted upon the Closing of the transaction herein contemplated.

13.                                 TAX-FREE EXCHANGE.  The interest in the Property and/or Improvements may be a part of a tax-free exchange to Seller or Buyer (or both).  If the interest in the Property and/or the Improvements, or either of them, are to be a part of a tax-free exchange to a Party, the Party shall notify the other Party of such fact at least ten (10) days prior to Closing.  If any such exchange should fail to occur for whatever reason, the sale of the interest in the Property and/or Improvements shall nonetheless be consummated.  In connection therewith, the other Party agrees to execute such documents which the Party initiating the tax-free exchange deems reasonably necessary or appropriate, and to otherwise cooperate with the initiating Party to effectuate such exchange; provided, the other Party shall not be obligated to take title to any replacement property in connection with such exchange and such exchange does not result in any cost to the other Party or any delay or postponement of the Closing, and provided further that the other Party shall assume no liability in connection therewith against which it is not indemnified by the initiating Party, and the Initiating Party hereby indemnifies and holds the other Party free and harmless from any liability (including, but not limited to the tax ramifications to the initiating Party of such exchange) arising by reason of performing acts requested by the initiating Party to effectuate such exchange.

14.                                 MISCELLANEOUS.

14.1                           Binding Terms.  The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors, transferees and assigns of the Parties.

14.2                           No Assignment.  Except as set forth below, neither Buyer nor Seller shall assign this Agreement or any rights hereunder to anyone except with the prior written consent of the other Party not to be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement or its rights hereunder to any third party for purposes of effectuating a tax-free exchange as set forth in Section 13 above.  Notwithstanding the foregoing, Seller may assign this Agreement or its rights hereunder (a) to any entity which is wholly-owned or ultimately owned (i.e. through various subsidiaries) by Seller (a “Seller Affiliate”); or (b) in connection with the sale or disposal of the assets or stock of Seller or a Seller Affiliate. Notwithstanding the foregoing, and in addition to its rights with respect to a tax-free exchange, Buyer shall have a one time right to assign all or any portion of Buyer’s interest in this Agreement, provided, however, that Buyer shall give Seller at least three (3) business days prior written notice of such assignment, such assignment shall not delay the Closing and Buyer shall remain liable for all obligations to be performed by Buyer under this Agreement.

14.3                           Entire Agreement.  This Agreement constitutes the entire Agreement between the Parties hereto with respect to the subject matter hereof, incorporates all prior agreements, and may only be modified by a subsequent writing duly executed by the Parties.

14.4                           Waivers.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver.  Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the Party making the waiver.  Either Party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other Party from the performance of any of its other obligations under this Agreement.

14.5                           Time of the Essence.  Time is expressly made of the essence of each and every provision of this Agreement.

14.6                           Interpretation.  This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Party.

14.7                           Governing Law; Jurisdiction.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the state in which the Property and the Improvements are located. The Parties agree and hereby consent that any legal action with respect to this Agreement may be commenced and maintained in either the local courts in the County in which the Property and the Improvements are located or the United States District Court for the

District in which the Property and the Improvements are located and each Party hereby consent to the personal and subject matter jurisdictions of those courts.  Each Party also agrees that venue is proper in either of those courts and waives any objection to venue.

14.8                           Captions.  The captions in this Agreement are for convenience only and do not constitute a part of the provisions hereof.

14.9                           Applicability.  If any term or provision of this Agreement or the application of it to any person, entity or circumstance shall to any extent be invalid and unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the extent permitted by law.

14.10                     Authority.  The individuals executing this Agreement represent and warrant that they have the power and authority to do so, and to bind the entities for which they are executing this Agreement.  In connection with the foregoing, Buyer represents and warrants to Seller that all necessary actions have been taken to allow Buyer to execute the documents and otherwise consummate the transactions contemplated by this Agreement.

14.11                     Numbering of Days.  If the last day of any time period stated herein shall fall on a Saturday, Sunday or federal legal holiday, then such time period shall be extended to the next succeeding day which is not a Saturday, Sunday or a federal legal holiday.

14.12                     Allocation of Professional Fees.  Except as provided in Section 11 of this Agreement, regardless of whether the transaction contemplated by this Agreement is consummated, each respective Party shall be responsible for its own legal, accounting, and other professional fees incurred in relation to this Agreement or the transaction contemplated by this Agreement.

14.13                     Publicity/Disclosure of Information.  All publicity or disclosure relating to this Agreement and the Property and/or the Improvements hereunder or the assignment of the Ground Lease shall be released only after prior consultation with and the consent of the other Party.  The Parties agree to hold strictly confidential, and not to disclose publicly (except as required by law, including any applicable securities law or other legal disclosure obligations of such Party or any consolidated group of which it is a part) any financial information in connection with the sale of the Improvements or the assignment of the Ground Lease hereunder, or any other terms and conditions of this Agreement.  The provisions of this Section 14.13 shall not survive the Closing, but shall survive any termination of this Agreement prior to the Closing of the transaction contemplated hereby.

THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION OR ITS NEGOTIATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO SELL, AND THE EXECUTION OF THIS AGREEMENT BY BUYER DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL SUCH TIME AS THIS AGREEMENT HAS BEEN EXECUTED BY AUTHORIZED OFFICERS OF SELLER, AND DELIVERED TO BUYER.

This Agreement has been executed as of the date first above written.

BUYER:

WOODBURY CORPORATION,
a Utah corporation

By:	(Signed) W. Richards Woodbury

Its:	President

SELLER:

EVANS & SUTHERLAND COMPUTER CORPORATION,
a Utah corporation

By:	(Signed) Thomas Atchison

Its:	Chief Financial Officer

EXHIBIT A
SITE PLAN SHOWING PROPERTY

A-1

EXHIBIT B
LEGAL DESCRIPTION OF PROPERTY

BEGINNING at a point on the Westerly line of Komas Drive, said point being North 1626.262 feet and West 815.400 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65°48’24” West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence South 49°00’00” East 551.954 feet; thence South 41°00’00” West 31.741 feet; thence South 60°00’00” West 601.002 feet; thence North 49°00’00” West 326.287 feet; thence North 41°00’00” East 488.553 feet; thence North 49°00’00” West 30.00 feet; thence North 41°00’00” East 111.443 feet to the point of beginning.

16:03:300:001:2014 / 6014

B-1

EXHIBIT C
IMPROVEMENTS

The building and improvements constructed on the Property by Seller pursuant to the Ground Lease.  Buyer and Seller acknowledge and agree that the Improvements do not include any real property, improvements, fixtures equipment or other personal property owned by the Master Landlord or any third parties pursuant to the terms of the Ground Lease.

C-1

EXHIBIT D
PERSONAL PROPERTY LIST

BUILDING 650  FURNITURE INVENTORY AS OF SEPTEMBER 24, 2002

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	TABLES:
ET102		36” Diameter	1
ET103		42” Diameter	8
AO453		23” X 48”	4
AO712.3048L		30” X 48”	228
AO712.3060L		30” X 60”	27
AO712.3072L		30” X 72”	6
AO660XX		36” X 72”	33

	CHAIRS:
Kevi Management		Roller	263
Kevi Sled Base		Sled	297
Kevi Secretarial		Secretary	27

	PANELS:
AO120.6212LN49044904	1 Foot Panel	12” X 62”	14
AO120.6224LN49044904	2 Foot Panel	24” X 62”	1136
AO120.6248LN49044904	4 Foot Panel	48” X 62”	1147
A1125.3924N	2 Foot Panel-Low	24” X 42”	253
A1125.3948N	4 Foot Panel-Low	48” X 42”	4	Old HM part #
	4 Foot Panel-Curved Low	Low 48” Curved	6

Note:  Color 4904, Vertical Surface Blend color: orange grey

	LATERAL FILES:
AO511.1624KDBUOK	2 Foot Lateral File	24”	54
AO511.1648KDBUOK	4 Foot Lateral File	48”	512

AO483	DRAWER UNITS:		309	Old HM part #

AO420DT	PENCIL DRAWERS:		9	Old HM part #

	TACK BOARDS:
AO610.16486441	Tack Board	48” X 15”	328

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	SHELVES:
AO523.1324BU	2 Foot Open Shelf	24” X 12 1/2”	339
AO523.1336BU	3 Foot Open Shelf	36” X 12 1/2”	1
AO523.1348BU	4 Foot Open Shelf	48” X 12 1/2”	731

	BINS:
AO560.1348KDBU6403	Flipper Bin	48”	3

	WORK SURFACES:
AO417.2472LOLBU	6 Foot Work Surface	72”	282	Oak Laminate Dark Tone Trim
AO417.2448LOLBU	4 Foot Work Surface	48”	70	Oak Laminate Dark Tone Trim
AO417.2424LOLBU	2 Foot Work Surface	24”	58	Oak Laminate Dark Tone Trim
		48” (Corner)	152	Oak Laminate Dark Tone Trim

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	SHELVES:
AO450.1448L	Transaction Top	48”	3	Old HM part #
AO450.1424L	Transaction Top	24”	7	Old HM part #
AO867FF	Transaction Top	48” (Corner)	5	Old HM part #

	TASK LIGHTS:
G6123.48MENBU	4 Foot Under Shelf Light	48”	339
G6123.24MENBU	2 Foot Under Shelf Light	24”	10

	PANEL CONNECTORS:
AO220.62HLN	Connector	2-Way	373
AO230.62HLN	Connector	3-Way	196
AO240.62HLN	Connector	4-Way	59
AO220.42HLN	Connector	2-Way, Low	4

WEST LOBBY

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
20/656-WW	LOW BACK CHAIR:		2	Armstrong Chair
Formica #437.58	PHONE TABLE:	24 X 24 X 20	1

WEST LOBBY DEMONSTRATION ROOM
	PANELS:
See attached order form for component part #s	Panel	36”W X 70”H	2	Ethospace
See attached order form for component part #s	Panel	42”W X 70”H	2	Ethospace
See attached order form for component part #s	Panel	30”W X 38”H	3	Ethospace

	WORK SURFACES:
E22310.2478L		24” x 78”	1	Ethospace
S8542902		24” x 84”	1	Ethospace
E22310.3078L		30” x 78”	2	Ethospace
	PEDESTALS:
F-16-1518-B	Freestanding Ped	15”W X 18”D X 26 1/4”H	1	Ethospace

WEST LOBBY CONFERENCE ROOM

ET156L	TABLE:	54” x 96” Oval	1	Ethospace
EN122PBS	ROLLER CHAIR:	Fixed Arms	3	Ethospace
EN500PBS	SIDE CHAIR:	Sled Base, Fixed Arms	5	Ethospace
F-16-1518-B	PHONE TABLE:	15”W X 18”D X 26 1/4”H	1	Ethospace

CONFERENCE ROOMS
	TABLES:	36” x 72”	16	Virco Mfg. Corp.
	CHAIRS:
		White (Without arms)	232	Superior Chaircraft Corp.
		White (With arms)	58	Superior Chaircraft Corp.

CAFETERIA
	TABLES:	36” X 36”	14	Virco Mfg. Corp.
	CHAIRS:	Stacking	21	Virco Mfg. Corp.
	REFRIGERATOR:	17 Cu. Ft.	1	Kenmore Coldspot
	ICE MAKER:		1	Ice-O-Matic

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
GLASS OFFICES FURNITURE:
”	Misc	25” X 84” Work Surface	2	Walnut
”	Misc	36” X 36” Corner	1	”
”	Misc	36” X 36” Table	1	”

MISCELLANEOUS ITEMS
Upper East Lobby		11” X 30” Ottoman	3
Women’s Restrooms		6’ Couch	2
First Aid Room		Couch	1	Nateland Prolducts Co., Inc.
Lower East Lobby		Databank Vault	1	Schwab Safe Co., Inc.
2nd Floor Office & First Aid Room		2 Drawer Filing Cabinet	3	Anderson Hickey
2nd Floor Office		4 Drawer Filing Cabinet	1	Anderson Hickey

EXHIBIT E
ESTOPPEL CERTIFICATE

TO:                            WOODBURY CORPORATION, a Utah corporation

RE:                              The University of Utah, a body politic and corporate of the State of Utah (“Landlord”), as landlord, and the predecessor-in-interest of Evans & Sutherland Computer Corporation, a Utah corporation (“Tenant”), Black Hawk Investment Company, a general partnership, entered into a Lease Agreement, dated September 5, 1980, as amended by each of (i) that First Amendment to Lease Agreement, dated June 7, 1982, (ii) that Second Amendment to Lease Agreement, dated September 28, 1982, (iii) that Third Addendum to Lease Agreement, dated April 9, 1987, and (iv) that Fourth Addendum to Lease Agreement, dated December 31, 1990 (collectively, the “Lease”).

The undersigned does hereby certify to you as follows:

1.                                       Landlord is the current landlord under the Lease for the premises described therein (“Premises”).  The Lease constitutes the entire agreement between Landlord and Tenant.  The Lease is in full force and effect.

2.                                       To the Landlord’s actual knowledge, Tenant is not in default under the Lease.

3.                                       The presently existing term of the Lease expires on December 31, 2030, and Tenant has one (1) option, Ten (10) years in length, to extend such term.

The rent payable by Tenant under the Lease is $ 58,513.11 per year during the current Five (5) year period and increases as follows: On date being five (5) years after the first rental is due under the Lease and on date every five (5) years thereafter, a new land rental to be paid by Tenant to Landlord shall be determined for the five (5) year period immediately following or the remaining term of this Lease, whichever is the shorter time. The new land rental shall be such an amount as shall bear the same ratio to the then current annual Consumer Price Index for All Urban Consumers as shown in the “Survey of Current Business” of the U. S. Department of Commerce as the base land rental of $36,873 bore to the Consumer Price Index for All Urban Consumers at the time first rental was due. The land rental so computed shall be payable one-twelfth (1/12) each month for the following five (5) years or the remaining term of this Lease, whichever is the shorter time. Under no circumstances shall the rent so determined be lower than the base land rent; provided, however, the base land rental above was reduced to $30,423.00 effective May 1, 1987; and further provided, that effective January 1, 2021 and throughout the extended term of the Lease, Tenant’s land rental payment shall be based on and equal to the same per acre rate as is applied to Tenant’s Land Lease entered into with Landlord dated December 31, 1990.  The next scheduled rental increase is September 1, 2007.

4.                                       Tenant has not paid in advance of its due date under the Lease any rent or other charges due under the Lease.

5.                                       Landlord holds no security deposit.

6.                                       This Master Landlord Estoppel Certificate is not intended to alter or add to the terms of the Lease and imposes no obligations on Landlord other than as specifically provided in the Lease.  Additionally, there may be other agreements which affect the Premises such as recorded documents.  Reference should

E-1

be made to the Lease and any other agreements for additional information on the specific provisions of the Lease or any other agreements.

7.                                       The undersigned is aware that you and prospective purchasers, lenders and others will rely upon the statements made in this Master Landlord Estoppel Certificate, and the undersigned has therefore adjusted the language of this Master Landlord Estoppel Certificate as necessary to make it an accurate statement of the current facts concerning the Lease.  If no such adjustments have been made, said parties may rely upon the statements in this form as printed.

8.                                       Additional items (it will be presumed no additional items exist unless set forth herein):

DATE:	, 2004
(Fill in date of execution)

LANDLORD

UNIVERSITY OF UTAH,
a body corporate and politic of the State of Utah

By:
Name printed:
Title:

E-2

EXHIBIT F

WHEN RECORDED, RETURN TO:

WOODBURY CORPORATION

2733 East Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Space Above Line for Recorder’s Use

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (“Deed”) is made and entered into this        day of             , 2004, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (“Grantor”), and WOODBURY CORPORATION, a Utah corporation (“Grantee”).

RECITALS

A.                                   The University of Utah, a body politic and corporate of the State of Utah (“Master Landlord”), as landlord, and Grantor’s predecessor-in-interest, Black Hawk Investment Company, a general partnership, entered into a Lease Agreement, dated September 5, 1980, as amended by each of (i) that First Amendment to Lease Agreement, dated June 7, 1982, (ii) that Second Amendment to Lease Agreement, dated September 28, 1982, (iii) that Third Addendum to Lease Agreement, dated April 9, 1987, and (iv) that Fourth Addendum to Lease Agreement, dated December 31, 1990 (collectively, the “Ground Lease”), relating to the real property which is depicted on the site plan attached hereto as Exhibit A and more particularly described in Exhibit B attached hereto and incorporated herein by this reference (the “Property”).

B.                                     Grantor now desires to convey certain improvements to Grantee and Grantee desires to accept such conveyance of improvements, upon the terms and conditions of this Deed.

C O N V E Y A N C E:

NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  Grantor hereby grants and conveys to Grantee all of Grantors’ right, title and interest in the improvements described in Exhibit C attached hereto (the “Improvements”), together with all rights and appurtenances thereto in anywise belonging, subject to the Ground Lease (including any rights the Master Landlord may have upon termination of the Ground Lease) and subject to the Permitted Exceptions listed on Exhibit D attached hereto, and Grantor hereby binds itself, its successors and assigns, to warrant and defend the grant and conveyance of the Improvements unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.

IN WITNESS WHEREOF, Grantor has executed this Deed effective as of the date first written above.

GRANTOR:

EVANS & SUTHERLAND COMPUTER
CORPORATION,
a Utah corporation

By:

Its:

STATE OF	)
) :ss.
COUNTY OF	)

On                     , 2004, before me                                               , a Notary Public, personally appeared                                      , the                                           of Evans & Sutherland Computer Corporation, a Utah corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument he/she executed the instrument.

WITNESS my hand and official seal

NOTARY PUBLIC

Exhibit A to EXHIBIT F
SITE PLAN SHOWING PROPERTY

Exhibit B to EXHIBIT F
LEGAL DESCRIPTION OF PROPERTY

BEGINNING at a point on the Westerly line of Komas Drive, said point being North 1626.262 feet and West 815.400 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65°48’24” West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence South 49°00’00” East 551.954 feet; thence South 41°00’00” West 31.741 feet; thence South 60°00’00” West 601.002 feet; thence North 49°00’00” West 326.287 feet; thence North 41°00’00” East 488.553 feet; thence North 49°00’00” West 30.00 feet; thence North 41°00’00” East 111.443 feet to the point of beginning.

16:03:300:001:2014 / 6014

Exhibit C to EXHIBIT F
DESCRIPTION OF IMPROVEMENTS

The building and improvements constructed on the Property by Seller pursuant to the Ground Lease.  Buyer and Seller acknowledge and agree that the Improvements do not include any real property, improvements, fixtures equipment or other personal property owned by the Master Landlord or any third parties pursuant to the terms of the Ground Lease.

Exhibit D to EXHIBIT F
PERMITTED EXCEPTIONS

 [Insert Permitted Exceptions from Title Commitment and such other items agreed to by Buyer pursuant to Agreement].

EXHIBIT G

WHEN RECORDED, RETURN TO:

WOODBURY CORPORATION

2733 East Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Space Above Line for Recorder’s Use

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (“Assignment”) is made and entered into this         day of             , 2004, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (“E&S”), and WOODBURY CORPORATION, a Utah corporation (“Buyer”).

RECITALS

A.                                   The University of Utah, a body politic and corporate of the State of Utah (“Master Landlord”), as landlord, and E&S’ predecessor-in-interest, Black Hawk Investment Company, a general partnership, entered into a Lease Agreement, dated September 5, 1980, as amended by each of (i) that First Amendment to Lease Agreement, dated June 7, 1982, (ii) that Second Amendment to Lease Agreement, dated September 28, 1982, (iii) that Third Addendum to Lease Agreement, dated April 9, 1987, and (iv) that Fourth Addendum to Lease Agreement, dated December 31, 1990 (collectively, the “Ground Lease”), relating to the real property which is depicted on the site plan attached hereto as Exhibit A and more particularly described in Exhibit B attached hereto and incorporated herein by this reference (the “Property”).

B.                                     E&S now desires to assign all of E&S’ right, title, interest and obligations in and under the Ground Lease to Buyer and Buyer desires to accept such assignment and assume such right, title, interest and obligations in and under the Ground Lease, upon the terms and conditions of this Assignment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                                       Assignment and Assumption.  Subject to the Permitted Exceptions set forth on Exhibit D attached hereto, E&S hereby assigns and transfers to Buyer all of its right, title and interest in and to the Ground Lease and Buyer hereby accepts the foregoing assignment and assumes the obligations of E&S pursuant to the Ground Lease arising from and after the date hereof.

2.                                       Buyer’s Indemnity.  Buyer covenants and agrees to indemnify, defend, and hold harmless E&S, and any subsidiary or affiliate of E&S, their directors, officers, employees, stockholders, representatives and agents and their respective successors and assigns, from and against any actions, suits, proceedings, judgments, claims, causes of action, damages and liabilities, and all costs and expenses (including without limitation reasonable attorneys’ and other consultants’ fees and costs) incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Ground Lease by Buyer, its successors or assigns, or arising in connection with the Ground Lease occurring or alleged to have occurred from and after the date of this Assignment.  Buyer covenants and agrees, for itself, its successors and assigns, to deliver to E&S, immediately upon receipt of same by Buyer, or any successor or assign, as the case may be, copies of any notices of default or breach under the Ground Lease.  E&S shall have the right, but not the obligation, to cure any such defaults and Buyer shall reimburse E&S for any costs (including reasonable attorneys’ fees and other consultants’ costs and expenses) incurred in curing such default or breach.

3.                                       E&S’ Representations and Indemnity.  E&S hereby represents and warrants that, except for the Permitted Exceptions, E&S has performed all of the obligations of E&S accruing prior to the date of this Assignment, and as tenant under the Ground Lease.  E&S covenants and agrees to indemnify, defend, and hold harmless Buyer, and any subsidiary or affiliate of Buyer, their directors, officers, employees, stockholders, representatives and agents and their respective successors and assigns, from and against any actions, suits, proceedings, judgments, claims, causes of action, damages and liabilities, and all costs and expenses (including without limitation reasonable attorneys’ and other consultants’ fees and costs) incurred in connection therewith, based upon or arising out of any breach or alleged breach of the Ground Lease by E&S, its successors or assigns, or arising in connection with the Ground Lease occurring or alleged to have occurred up to the date of this Assignment.

4.                                       Binding Effect.  This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the date first written above.

E&S:

EVANS & SUTHERLAND COMPUTER
CORPORATION,
a Utah corporation

By:

Its:

BUYER:

WOODBURY CORPORATION,
a Utah corporation

By:

Its:

STATE OF	)
) :ss.
COUNTY OF	)

On                        , 2004, before me                                                 , a Notary Public, personally appeared                                                  , the                                                   of Evans & Sutherland Computer Corporation, a Utah corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument he/she executed the instrument.

WITNESS my hand and official seal

NOTARY PUBLIC

* * * * * * * * * *

STATE OF	)
) :ss.
COUNTY OF	)

On                          , 2004, before me                                                 , a Notary Public, personally appeared                                                  , the                                                   of Woodbury Corporation, a Utah corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument he/she executed the instrument.

WITNESS my hand and official seal

NOTARY PUBLIC

Exhibit A to EXHIBIT G
SITE PLAN SHOWING PROPERTY

Exhibit B to EXHIBIT G
LEGAL DESCRIPTION OF PROPERTY

BEGINNING at a point on the Westerly line of Komas Drive, said point being North 1626.262 feet and West 815.400 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65°48’24” West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence South 49°00’00” East 551.954 feet; thence South 41°00’00” West 31.741 feet; thence South 60°00’00” West 601.002 feet; thence North 49°00’00” West 326.287 feet; thence North 41°00’00” East 488.553 feet; thence North 49°00’00” West 30.00 feet; thence North 41°00’00” East 111.443 feet to the point of beginning.

16:03:300:001:2014 / 6014

Exhibit C to EXHIBIT G
DESCRIPTION OF IMPROVEMENTS

The building and improvements constructed on the Property by Seller pursuant to the Ground Lease.  Buyer and Seller acknowledge and agree that the Improvements do not include any real property, improvements, fixtures equipment or other personal property owned by the Master Landlord or any third parties pursuant to the terms of the Ground Lease.

Exhibit D to EXHIBIT G
PERMITTED EXCEPTIONS

EXHIBIT H

BILL OF SALE
(Personal Property located at 650 Komas Drive)

THIS BILL OF SALE (“Bill of Sale”) is delivered by EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (“Seller”), to WOODBURY CORPORATION, a Utah corporation (“Buyer”) in connection with the sale of the items described herein.

Seller, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby conveys to Buyer all of Seller’s right, title and interest in and to the personal property, fixtures and equipment listed on Exhibit A attached hereto (the “Property”) as of the date of this Bill of Sale.

Except as expressly set forth in the Agreement, the Property is hereby conveyed to Buyer “AS IS, WHERE IS” and “WITHOUT WARRANTY, EXPRESS OR IMPLIED”, INCLUDING WITHOUT LIMITATION, ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS AS TO A PARTICULAR PURPOSE.

Seller hereby represents and warrants to Buyer that Seller is the owner of the Property.  Seller further represents and warrants to Buyer that the Property is free and clear of any monetary liens or encumbrances.  NOTWITHSTANDING THE FOREGOING, TO THE EXTENT SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN ARE NOT TRUE AND CORRECT, BUYER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO OBTAIN A REFUND FROM SELLER OF THE TOTAL CONSIDERATION PAID BY BUYER TO SELLER FOR THE PERSONAL PROPERTY IN AN AMOUNT NOT TO EXCEED $5,000.00, AND BUYER HEREBY RELEASES AND WAIVES ANY OTHER CLAIMS OR CAUSES OF ACTION WHICH BUYER MAY HAVE AGAINST SELLER OR ANY OF ITS AFFILIATES OR PARENT COMPANIES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, MANAGERS, MEMBERS, AGENTS, ATTORNEYS OR EMPLOYEES IN CONNECTION WITH THE PROPERTY.  IN ADDITION, THE FOREGOING REPRESENTATIONS AND WARRANTIES OF SELLER ARE LIMITED AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER THE DATE WHICH IS TWO (2) YEARS FOLLOWING THE DATE OF THIS BILL OF SALE.

This Bill of Sale may, but need not be, supplemented by specific assignments of any and all the assets covered hereby, and Seller covenants and agrees that it will, within ten (10) business days after Buyer’s written request, execute and deliver to Buyer, its successors and assigns, such supplemental or specific assignments as Buyer, its successors or assigns may deem reasonably necessary and advisable to carry out the purposes of the conveyance of Seller’s right, title and interest in and to the Property, and to vest in Buyer, as of the date hereof, such title to the Property covered hereby as may be transferred hereby.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the         day of                     , 2004.

EVANS & SUTHERLAND COMPUTER CORPORATION,
a Utah corporation

By:
Its:

EXHIBIT A to EXHIBIT H
PERSONAL PROPERTY LIST

BUILDING 650  FURNITURE INVENTORY AS OF SEPTEMBER 24, 2002

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	TABLES:
ET102		36” Diameter	1
ET103		42” Diameter	8
AO453		23” X 48”	4
AO712.3048L		30” X 48”	228
AO712.3060L		30” X 60”	27
AO712.3072L		30” X 72”	6
AO660XX		36” X 72”	33

	CHAIRS:
Kevi Management		Roller	263
Kevi Sled Base		Sled	297
Kevi Secretarial		Secretary	27

	PANELS:
AO120.6212LN49044904	1 Foot Panel	12” X 62”	14
AO120.6224LN49044904	2 Foot Panel	24” X 62”	1136
AO120.6248LN49044904	4 Foot Panel	48” X 62”	1147
A1125.3924N	2 Foot Panel-Low	24” X 42”	253
A1125.3948N	4 Foot Panel-Low	48” X 42”	4	Old HM part #
	4 Foot Panel-Curved Low	Low 48” Curved	6

Note:  Color 4904, Vertical Surface Blend color: orange grey

	LATERAL FILES:
AO511.1624KDBUOK	2 Foot Lateral File	24”	54
AO511.1648KDBUOK	4 Foot Lateral File	48”	512

AO483	DRAWER UNITS:		309	Old HM part #

AO420DT	PENCIL DRAWERS:		9	Old HM part #

	TACK BOARDS:
AO610.16486441	Tack Board	48” X 15”	328

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	SHELVES:
AO523.1324BU	2 Foot Open Shelf	24” X 12 1/2”	339
AO523.1336BU	3 Foot Open Shelf	36” X 12 1/2”	1
AO523.1348BU	4 Foot Open Shelf	48” X 12 1/2”	731

	BINS:
AO560.1348KDBU6403	Flipper Bin	48”	3

	WORK SURFACES:
AO417.2472LOLBU	6 Foot Work Surface	72”	282	Oak Laminate Dark Tone Trim
AO417.2448LOLBU	4 Foot Work Surface	48”	70	Oak Laminate Dark Tone Trim
AO417.2424LOLBU	2 Foot Work Surface	24”	58	Oak Laminate Dark Tone Trim
		48” (Corner)	152	Oak Laminate Dark Tone Trim

HERMAN MILLER AO1 SYSTEMS FURNITURE

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
	SHELVES:
AO450.1448L	Transaction Top	48”	3	Old HM part #
AO450.1424L	Transaction Top	24”	7	Old HM part #
AO867FF	Transaction Top	48” (Corner)	5	Old HM part #

	TASK LIGHTS:
G6123.48MENBU	4 Foot Under Shelf Light	48”	339
G6123.24MENBU	2 Foot Under Shelf Light	24”	10

	PANEL CONNECTORS:
AO220.62HLN	Connector	2-Way	373
AO230.62HLN	Connector	3-Way	196
AO240.62HLN	Connector	4-Way	59
AO220.42HLN	Connector	2-Way, Low	4

WEST LOBBY

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
20/656-WW	LOW BACK CHAIR:		2	Armstrong Chair
Formica #437.58	PHONE TABLE:	24 X 24 X 20	1

WEST LOBBY DEMONSTRATION ROOM
	PANELS:
See attached order form for component part #s	Panel	36”W X 70”H	2	Ethospace
See attached order form for component part #s	Panel	42”W X 70”H	2	Ethospace
See attached order form for component part #s	Panel	30”W X 38”H	3	Ethospace

	WORK SURFACES:
E22310.2478L		24” x 78”	1	Ethospace
S8542902		24” x 84”	1	Ethospace
E22310.3078L		30” x 78”	2	Ethospace
	PEDESTALS:
F-16-1518-B	Freestanding Ped	15”W X 18”D X 26 1/4”H	1	Ethospace

WEST LOBBY CONFERENCE ROOM

ET156L	TABLE:	54” x 96” Oval	1	Ethospace
EN122PBS	ROLLER CHAIR:	Fixed Arms	3	Ethospace
EN500PBS	SIDE CHAIR:	Sled Base, Fixed Arms	5	Ethospace
F-16-1518-B	PHONE TABLE:	15”W X 18”D X 26 1/4”H	1	Ethospace

CONFERENCE ROOMS
	TABLES:	36” x 72”	16	Virco Mfg. Corp.
	CHAIRS:
		White (Without arms)	232	Superior Chaircraft Corp.
		White (With arms)	58	Superior Chaircraft Corp.

CAFETERIA
	TABLES:	36” X 36”	14	Virco Mfg. Corp.
	CHAIRS:	Stacking	21	Virco Mfg. Corp.
	REFRIGERATOR:	17 Cu. Ft.	1	Kenmore Coldspot
	ICE MAKER:		1	Ice-O-Matic

MODEL #	ITEM	DESCRIPTION	QUANTITY	COMMENTS:
GLASS OFFICES FURNITURE:
”	Misc	25” X 84” Work Surface	2	Walnut
”	Misc	36” X 36” Corner	1	”
”	Misc	36” X 36” Table	1	”

MISCELLANEOUS ITEMS
Upper East Lobby		11” X 30” Ottoman	3
Women’s Restrooms		6’ Couch	2
First Aid Room		Couch	1	Nateland Prolducts Co., Inc.
Lower East Lobby		Databank Vault	1	Schwab Safe Co., Inc.
2nd Floor Office & First Aid Room		2 Drawer Filing Cabinet	3	Anderson Hickey
2nd Floor Office		4 Drawer Filing Cabinet	1	Anderson Hickey

PURCHASE AND SALE AGREEMENT

between

EVANS & SUTHERLAND COMPUTER CORPORATION,
a Utah corporation

as Seller

and

WOODBURY CORPORATION,
a Utah corporation

as Buyer

Dated: April 7, 2004
Building located at 650 Komas Drive
University of Utah, Research Park
Salt Lake City, Utah